UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BANKS.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 30, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Banks.com, Inc. (the “Company”), which will be held at the Company’s principal executive office located at 222 Kearny Street, San Francisco, California 94108, on Thursday, June 4, 2009, at 10:00 a.m. PDT. Attendance at the meeting is limited to shareholders as of the close of business on April 20, 2009 (the “Record Date”) or their proxy holders.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our shareholders as possible.

Very truly yours,

DANIEL M. O’DONNELL
President, Chief Executive Officer, and
Chairman of the Board of Directors

This Proxy Statement is dated April 30, 2009 and is first being mailed, along with the attached proxy card or voting instructions, to the Company’s shareholders as of the Record Date on or about April 30, 2009.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2009

Dear Shareholder:

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Banks.com, Inc. (the “Company”) will be held at the Company’s principal executive office located at 222 Kearny Street, San Francisco, California 94108 on Thursday, June 4, 2009 beginning at 10:00 a.m. PDT. At the Annual Meeting, the holders of the Company’s outstanding voting securities will act on the following matters as more fully described in the accompanying Proxy Statement:

(1)	To elect the five members of the Board of Directors for a one-year term expiring at the 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Hacker Johnson & Smith P.A., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3)	To transact such other business as may properly come before the Annual Meeting.

Please note that registration will begin promptly at 9:45 a.m. PDT. Each shareholder and/or proxy holder may be asked to present valid photo identification, such as a driver’s license or passport. Shareholders holding stock through a brokerage account or other nominee (i.e. in “street name”) must bring a copy of a brokerage statement reflecting stock ownership as of the close of business on April 20, 2009. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS AS PROMTPLY AS POSSIBLE. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

DANIEL M. O’DONNELL
President, Chief Executive Officer, and Chairman of the Board of Directors

San Francisco, California

April 30, 2009

Your vote is very important regardless of the number of shares you own. We encourage you to read this Proxy Statement carefully and complete, sign and return the enclosed proxy card or voting instructions as promptly as possible. We appreciate your cooperation and continued support.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2009.

To access the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the form of proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have your 12 digit control number available and visit www.proxyvote.com.

BANKS.COM, INC.

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Principal Executive Offices)

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of Banks.com, Inc., a Florida corporation (the “Company,” “Banks.com,” “we,” “us,” or “our”) in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) on or about April 30, 2009. The proxies solicited hereby are to be voted at our 2009 Annual Meeting of Shareholders to be held at the Company’s principal executive office located at 222 Kearny Street, San Francisco, California 94108 on June 4, 2009 at 10:00 a.m. PDT and at any and all postponements or adjournments thereof (the “Annual Meeting”).

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND VOTING

Why have I received these materials?

Our Board is providing these proxy materials to shareholders of record as of the close of business on April 20, 2009 (the “Record Date”) in connection with the Annual Meeting that will take place on June 4, 2009. As a shareholder as of the close of business on the Record Date, you are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in this Proxy Statement?

The information included in this Proxy Statement is related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and executive officers and certain other required information.

What items of business will be voted on at the Annual Meeting?

The following matters outlined in the Notice of Annual Meeting are scheduled to be voted upon at the Annual Meeting:

•	To elect five members of our Board for a one-year term expiring at the 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•	To ratify the appointment of Hacker Johnson & Smith P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	To transact such other business as may properly come before the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the close of business on the Record Date, or their duly appointed proxy holders, may attend the Annual Meeting. Registration will begin at 9:45 a.m., and ample time should be allowed for check-in procedures. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you are a shareholder of record, your name will be verified against the list of shareholders as of the Record Date prior to admittance to the Annual Meeting. Please also note that if you are a beneficial holder and hold your shares through a broker or other nominee (i.e. in “street name”), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date before you are admitted to the Annual Meeting.

What does it mean if I am a “shareholder of record” or a “beneficial owner”?

There are some distinctions between shares held of record and those owned beneficially, which may affect your ability to vote your shares. We have provided a summary of the ownership characteristics below to assist you.

Shareholder of Record

Most of our shareholders are considered shareholders of record. Your shares are registered directly in your name with our transfer agent, Transfer Online, Inc. With respect to those shares, you are considered the shareholder of record. These proxy materials are being sent directly to you and as the shareholder of record you have the right to grant your voting proxy directly to us with the attached proxy card or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. These proxy materials should have been forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote or you may attend the Annual Meeting in person. However, since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker or other nominee should have enclosed or provided voting instructions for you to use in instructing them how to vote your shares.

What does it mean if I receive multiple proxy cards or voting instructions?

If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one proxy card. If you are a beneficial owner and hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. To ensure that all your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock (“Common Stock”) and our Series C preferred stock (“Series C Preferred Stock”) , par value $0.001 per share, as of the close of business on our Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 25,963,651 shares of Common Stock and 3,000,000 shares of Series C Preferred Stock outstanding. We have no other class of capital stock outstanding. The Common Stock and the Series C Preferred Stock vote together as a single class on all matters to be voted on at the Annual Meeting. However, in the election of directors, if Daniel O’ Donnell is not then serving as a director of the Company or its Chief Executive Officer, the Series C Preferred Stock will be entitled to elect one director (the “Series C Director”) voting as a separate class. A list of our shareholders as of the Record Date will be available for examination by any shareholder at the Annual Meeting and, for any purpose related to the Annual Meeting, at our principal executive office located at 222 Kearny Street, Suite 550, San Francisco, California 94108, for a period of ten days prior to the Annual Meeting.

How many votes am I entitled to?

Each holder of Common Stock will be entitled to one vote per share and each holder of Series C Preferred Stock will be entitled to one vote per share, in person or by proxy, for each share of stock held in such shareholder’s name as of the Record Date.

What constitutes a quorum?

An aggregate of 51% of the voting power of the Common Stock and Series C Preferred Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. Shares represented by a proxy card marked “ABSTAIN” or shares held by brokers that are returned without voting instructions (if the broker has discretion to vote on at least one of the matters presented) are also counted as present for the purpose of determining whether the quorum requirement is satisfied.

Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

What is the effect of not voting?

The effect of your decision not to vote will depend on how your share ownership is registered. If you are a shareholder of record and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you are a beneficial holder and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares at its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion on the routine matters discussed in this Proxy Statement, such as Proposal 1, the election of directors and Proposal 2, ratification of auditors. However, a broker is prohibited from exercising discretionary authority on non-routine matters if voting instructions have not been provided (“broker non-votes”). Broker non-votes can not occur with respect to routine proposals.

What vote is required to approve the proposals and how is the vote tabulated?

Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The nominees for director receiving the greatest number of votes will be elected. Therefore, any shares not voted, even if due to abstentions, will not affect the election of directors. If Daniel O’Donnell is not serving as a director of the Company or its Chief Executive Officer, the holders of the Series C Preferred Stock have the right to call at any time a special meeting of the holders of Series C Preferred Stock for the purpose of electing the Series C Director. The person nominated as the “Series C Director” will be elected if he receives the affirmative vote of a plurality of the outstanding shares of Series C Preferred Stock.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Series C Preferred Stock present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of Hacker Johnson & Smith P.A. as our independent registered public accounting firm. Abstentions will not be counted toward the tabulation of votes cast and will have no effect on the outcome of the vote.

How do I submit my vote?

Vote by Mail

Shares held by shareholders of record who complete and properly sign the accompanying proxy card and return it to us will be voted as you indicate on the proxy card itself. Beneficial owners may vote by submitting voting instructions to your broker or other nominee.

Vote by Internet or Telephone

In order to facilitate the solicitation process, we have also established means by which our shareholders can vote by Internet or telephone by following the instructions set forth on your proxy card or voting instructions form.

Vote at the Annual Meeting

If you are a shareholder of record and attend the Annual Meeting, you may deliver your completed proxy card in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for shareholders of record to vote in person at the Annual Meeting. Beneficial owners who would like to vote in person at the Annual Meeting may only do so by obtaining a legal proxy from your broker or other nominee that holds your shares.

Can I change my vote after I return my proxy card?

Yes. You may revoke any proxy or voting instructions given pursuant to this solicitation at any time before its use by delivering to Banks.com, Inc., Attn: Mark A. Schwerin, Secretary, 222 Kearny Street, Suite 550, San Francisco, California 94108, a written notice of revocation or a duly executed proxy or voting instructions bearing a later date or by attending the Annual Meeting and voting in person. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

FOR the election of the directors as described under “Election of Directors” (see Proposal 1); and

FOR the proposal of the Board of Directors to ratify the appointment of Hacker Johnson & Smith P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (see Proposal 2).

With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Where can I find the voting results for the Annual Meeting?

Our Corporate Controller, Janet Steiniger, will act as the Inspector of Election and count the votes for the Annual Meeting. Preliminary voting results for the actions taken at the Annual Meeting will be published in our quarterly report on Form 10Q for the quarter ended June 30, 2009. The results will be included under “Item 4—Submission of Matters to a Vote of Security Holders.”

Do I have appraisal rights?

We are organized as a corporation under Florida law. Under Florida corporate law, because shares of our Common Stock were listed on the NYSE Amex on the Record Date, shareholders are not entitled to any appraisal rights or dissenters’ rights in connection with their objection to any of the items of business voted upon at the Annual Meeting.

Who will bear the expense of soliciting proxies?

We will bear the cost of soliciting proxies, including all costs related to preparation, assembly, printing and mailing of the proxy materials. However, should you choose to vote by telephone or Internet you will be responsible for any related charges you may incur. Upon request, we may also reimburse brokers and other nominees for expenses incurred as a result of sending proxy materials to the beneficial holders of our Common Stock. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

What is householding?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our annual report, proxy statement, and/or Notice of Internet Availability of Proxy Materials will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report, proxy statement and/or Notice of Internet Availability of Proxy Materials, please submit your request in writing to: Banks.com, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108, Attention: Secretary or by calling at (415) 962-9700, and we will deliver the requested copies to you promptly. Any shareholder who wants to receive separate copies of the proxy statement, the annual report, or the Notice of Internet Availability of Proxy Materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our Common Stock and Series C Preferred Stock as of March 31, 2009 for:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors and director nominees;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of March 31, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage of shares of Common Stock beneficially owned is based on 33,844,520 shares of Common Stock outstanding as of March 31, 2009, including warrants and options to purchase our Common Stock exercisable within 60 days of March 31, 2009 and Series C Preferred Stock convertible to Common Stock on a 3 for 1 basis. As of March 31, 2009, there were 3,000,000 shares of Series C Preferred Stock outstanding.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following shareholders is c/o Banks.com, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108. Except as otherwise noted below, all references in the table below are to shares of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
5% Shareholders:
Barron Partners L.P.(1) 730 Fifth Avenue, 25th Floor New York, NY 10019	11,519,900	34.0%
The Daniel Michael O’Donnell and Kimberly Linn O’Donnell AB Living Trust(2)	5,932,406 1,500,000 Series C Preferred Stock(5)	17.5% 50% Series C Preferred Stock(5)
Steven L. Ernst	4,162,927	12.3%
Andrew Keery(3) 116 Danvilla Ct. Danville, CA 94526	2,765,629	8.2%

Named Executive Officers and Directors:
Daniel M. O’Donnell	6,463,912(4) 3,000,000 Series C Preferred Stock(5)	19.1% 100% Series C Preferred Stock(5)
Steven L. Ernst	4,162,927	12.3%
Gary W. Bogatay, Jr.	375,168	1.1%
Robert Hoult(6)	1,291,643	3.8%
Frank J. McPartland	698,746	2.1%
Lawrence J. Gibson	175,000	*
Charles K. Dargan II	175,000	*

All directors and executive officers as group (5 persons)(7)	11,675,585 3,000,000 Series C Preferred Stock(5)	34.5% 100% Series C Preferred Stock(5)

*	Less than 1.0%

(1)	Includes 5,221,966 shares of Common Stock issuable pursuant to a warrant that is currently exercisable. Andrew Barron Worden is the managing member of Barron Capital Advisors LLC, a Delaware limited liability company (the “General Partner”), which is sole General Partner of Barron Partners L.P. Mr. Worden exercises sole voting and investment power over the shares.

(2)	Daniel M. O’Donnell, our President and Chief Executive Officer and Chairman, and his spouse Kimberly O’Donnell, currently the Executive Vice President of Human Resources for Banks.com, Inc. and President of our wholly-owned subsidiary InterSearch Corporate Services, Inc., have shared voting and investment power over The Daniel Michael O’Donnell and Kimberly Linn O’Donnell AB Living Trust (the “O’Donnell Trust”).

(3)	Includes 200 shares of Common Stock held by Mr. Keery’s minor children. Mr. Keery disclaims beneficial ownership of all shares held by his children described herein.

(4)	Includes 5,432,406 shares of Common Stock held by the O’Donnell Trust and 1,000,000 shares of Common Stock issuable upon conversion of 3,000,000 shares of Preferred Stock that is currently convertible.

(5)	The ownership of shares of Series C Preferred Stock is as follows: (i) 1,500,000 shares owned by The Daniel Michael O’Donnell and Kimberly Linn O’Donnell AB Living Trust, (ii) 900,000 shares owned by Pensco Trust Company Custodian FBO Daniel M. O’Donnell, IRA, and (iii) 600,000 shares owned by Pensco Trust Company Custodian FBO Kimberly L. O’Donnell, IRA. Each share of Series C Preferred Stock is entitled to one vote per share.

(6)	Includes 100 shares of Common Stock held by Mr. Hoult’s minor child. Mr. Hoult disclaims beneficial ownership of all shares held by his child described herein.

(7)	Reflects holdings of current officers and directors, which does not include shares owned by Mr. Bogatay or Mr. Hoult. Includes indirect holdings attributable to executive officers in the aggregate amount of 6,432,406 shares.

PROPOSAL 1: ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at five, as set by our Board in accordance with our Bylaws.

Each member of our Board is currently serving until the Annual Meeting or until their successors are duly elected and qualified. Accordingly, all five directors will be up for reelection by the shareholders at the Annual Meeting. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, the five individuals listed below for election as directors at the Annual Meeting. Each nominee is currently serving as one of our directors, and has consented, if elected, to serve until his term expires.

Each of the nominees will be elected for a one-year term, until his successor has been elected and qualified at the 2010 annual meeting of shareholders or until his resignation or removal as a director. The five nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the five nominees for our Board named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. As of the date of this Proxy Statement, our Board is not aware that any nominee will be unable or will decline to serve as a director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Current Directors

The following provides information regarding our nominees for our Board, including their age, the year in which they first became directors, their principal occupation or employment during the past five years and any family relationships with any of our other directors or executive officers:

Name	Age	Principal Occupation	Director Since
Daniel M. O’Donnell	51	Chairman of the Board, President and Chief Executive Officer of Banks.com, Inc.	2004
Charles K. Dargan II	53	Founder and Principal of CFO 911	2006
Frank J. McPartland	66	Executive Vice President of Gunn Allen Financial	1994
Lawrence J. Gibson	55	President of Gibson Consulting	2005
Steven L. Ernst	41	Chief Technology Officer of Banks.com, Inc.	2009

Daniel M. O’Donnell has served as our President and Chief Executive Officer and as a director since 2004. Mr. O’Donnell has served as Chairman of our Board since May 2006. From 2002 to 2004, Mr. O’Donnell served as the President and Chief Executive Officer of Corporate Consulting Services, Inc. (now InterSearch Corporate Services, Inc.). From 2003 to 2004, Mr. O’Donnell also served as the President and Chief Executive Officer of Walnut Ventures, Inc. From December 1992 until January 2002, Mr. O’Donnell served as the President of Global Financial Services, Inc. Mr. O’Donnell attended Manhattan College in Riverdale, New York. Mr. O’Donnell is the spouse of Kimberly O’Donnell, our Executive Vice President of Human Resources and President of our wholly-owned subsidiary InterSearch Corporate Services, Inc.

Charles K. Dargan, II became a member of our Board in May 2006. Since January 2003, Mr. Dargan has served as founder and principal of CFO 911, a provider of operational and managerial expertise, specifically in accounting and finance, to middle market companies. From March 2000 to January 2003, Mr. Dargan was the Chief Financial Officer of Semotus Solutions, Inc., an American Stock Exchange-listed wireless mobility software company. Mr. Dargan also serves as a director of SingleTree Resources, Inc., 411 Web Directory, Inc. and Anchor Audio, Inc. Mr. Dargan received his B.A. degree in Government from Dartmouth College, his M.B.A. degree and M.S.B.A. degree in Finance from the University of Southern California.

Frank J. McPartland has served as Vice Chairman of our Board since May 2006, prior to which he had served as our Chairman of the Board since 1994. Since February 2003, Mr. McPartland has served as Chief Executive Officer and Chairman of the Board of G.P. Strategic Ventures, Inc. From February 2005 to April 2008, Mr. McPartland also served as the Chief Executive Officer of Legent Clearing, where he was also a director through February 2008.

Lawrence J. Gibson became a member of our Board in November 2005. Since June 1999, Mr. Gibson has served as the President and sole proprietor of Gibson Consulting, a human resources consulting firm. From April 1992 to June 1999, Mr. Gibson was Senior Vice President, Human Resources, Quality Management and Information Technology of Harvard Pilgrim Health Care. From October 1986 to April 1992, Mr. Gibson served in various capacities for Motorola/Information Systems Group, including Vice President, Human Resources. Mr. Gibson is also a past director of Quipp Inc. which merged into Illinois Tool Works in 2008. Mr. Gibson received his B.A. degree in Social Work from Rhode Island College and received his M.B.A. degree from Providence College.

Steven L. Ernst has served as an executive officer since 2004, became a member of our Board in 2009, and currently serves as our Chief Technology Officer. From October 2002 to March 2003, Mr. Ernst served as a Senior Consultant for Advisor Software. Mr. Ernst served as Chief Technology Officer for MiFund, Inc. from March 2001 to October 2002. From January 2000 to March 2001, Mr. Ernst served as Chief Technology Officer for iCard Systems, Inc. From June 1996 to January 2000, Mr. Ernst served as a Senior Consultant for iGate Capital. Mr. Ernst received his B.S. degree in Computer Science from the University of Nebraska.

CORPORATE GOVERNANCE

Board Independence

In accordance with the provisions of our Nominating and Corporate Governance Committee’s Criteria for Director Nominees, our Board reviewed the independence of each of our directors. During this review, our Board considered the listing standards for companies listed on the NYSE Amex.

As a result of its review, our Board determined that Mr. Dargan, Mr. McPartland, and Mr. Gibson are “independent” in accordance with NYSE Amex listing standards. Our Board further determined that Mr. O’Donnell is not independent due to his position as our President and Chief Executive Officer, and Mr. Ernst is not independent due to his position as our Chief Technology Officer.

As noted above, the Board currently consists of five members, three of which are independent in accordance with NYSE Amex listing standards. NYSE Amex listing standard generally require that at least a majority of the directors on a company’s board of directors be independent.

Board and Committee Meeting Attendance

Our Board met nine times and acted three times by unanimous written consent during fiscal 2008. During the year, overall attendance by incumbent directors was 100% at meetings of the Board. In addition, all incumbent directors attended 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Our Corporate Governance Principles provide that all directors are expected to attend annual shareholder meetings. Such attendance allows for direct interaction between shareholders and members of the Board. All of the Company’s directors attended the Company’s 2008 annual shareholder meeting.

Board Committees

Our Board currently has and appoints members to three active committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Membership of the committees is as follows:

Name	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Daniel M. O’Donnell
Steven L. Ernst
Charles K. Dargan II	X	(1)	X		X
Frank J. McPartland	X		X		X
Lawrence J. Gibson	X		X	(2)	X	(3)

(1)	Mr. Dargan serves as Chair of the Audit Committee.

(2)	Mr. Gibson serves as Chair of the Nominating and Corporate Governance Committee.

(3)	Mr. Gibson serves as Chair of the Compensation Committee.

Audit Committee

The Audit Committee currently consists of Charles K. Dargan II, Lawrence J. Gibson, and Frank J. McPartland, who was appointed to the committee on March 26, 2009, each of whom is an independent director as defined by applicable NYSE Amex listing standards, including those NYSE Amex listing standards specifically applicable to audit committees. Mr. Dargan, the Chair of the Audit Committee, is also an “audit committee financial expert,” as defined by applicable SEC rules. While applicable NYSE Amex listing standards require that an audit committee be comprised of at least three members, such listing standards also provide for a limited exception, whereby certain issuers may maintain an audit committee of two members, provided that both members are independent directors who meet the requirements of Section 10A-3 of the Exchange Act. During 2008 and part of 2009, our Audit Committee was comprised of only two members pursuant to the foregoing exception.

The Audit Committee operates pursuant to a written charter, which is available on the Investor Relations page of our website located at www.banks.com. In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. An additional function of the Audit Committee includes assisting our Board with the oversight and monitoring of: (i) the quality and integrity of our financial statements and related disclosure; (ii) our compliance with legal and regulatory requirements; (iii) our system of internal controls; and (iv) the auditing, accounting and financial reporting process in general. The Audit Committee is empowered to retain outside legal counsel and other experts at our expense where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

The Audit Committee met twelve times and acted one time by unanimous written consent during fiscal 2008. During the year, overall attendance by incumbent Audit Committee members was 100% at meetings of the Audit Committee.

The Audit Committee reviews and approves our proxy statement and the information contained therein.

Compensation Committee

The Compensation Committee consists of Lawrence J. Gibson, Charles K. Dargan II, and Frank J. McPartland, all of whom are independent directors in accordance with applicable NYSE Amex listing standards. Mr. Gibson is the Chair of the Compensation Committee. In accordance with applicable NYSE Amex listing standards, compensation for our Chief Executive Officer must be determined, or recommended to our Board for determination by a compensation committee comprised of independent directors. Notwithstanding, NYSE Amex listing standards provide for a limited exception in circumstances in which a compensation committee is comprised of at least three members, where the non-independent director is not a current officer or employee or an immediate family member of such person and when it is determined that such non-independent director’s membership on the committee is in the company’s best interests and in the best interests of the company’s shareholders. As previously disclosed, Mr. McPartland, a member of the Compensation Committee, was not considered an independent director in accordance with NYSE Amex listing standards during 2008. Consequently, we relied on the foregoing exception for purposes of approving compensation for our Chief Executive Officer. We believed that as a result of his service as Chairman of our Board from 1994 to 2006, Mr. McPartland’s extensive knowledge of our business was essential to the ability of the Compensation Committee to fulfill its obligations. Mr. McPartland remained as a member of the Compensation Committee through May 4, 2008, at which time the limited exemption was no longer available, and Mr. McPartland resigned from the committee. Effective January 1, 2009, Mr. McPartland was considered an independent director in accordance with NYSE Amex listing standards, and was reappointed to the Compensation Committee on February 4, 2009.

The Compensation Committee operates pursuant to a written charter which is available on the Investor Relations page of our website located at www.banks.com. In accordance with its charter, the Compensation Committee is responsible for our overall compensation strategy, including: evaluating and approving employment agreements; setting the compensation and benefits for our Chief Executive Officer; reviewing and approving proposals made by our Chief Executive Officer with regard to compensation for executive officers; and recommending to our Board a compensation structure for our directors. Pursuant to the terms of its charter, the Compensation Committee may delegate its authority as it deems appropriate, to act upon specific matters to sub subcommittees, including subcommittees consisting solely of one or more company officers. The Compensation Committee is also responsible for the administration of our incentive based and equity based compensation plans. To the extent permitted by applicable law and except for awards granted to persons who are subject to Section 16 of the Exchange Act, the Compensation Committee may delegate all of its powers or duties under our equity incentive plan to such persons as it shall appoint, except for the authority to amend or modify the plan, including, but not limited to, its authority to make awards under the plan.

The Compensation Committee does not currently engage any consultant for executive officer or director compensation matters.

The Compensation Committee met five times and during fiscal 2008. During the year, overall attendance by incumbent Compensation Committee members was 100% at meetings of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Lawrence J. Gibson, Charles K. Dargan II, and Frank J. McPartland, all of whom are independent directors in accordance with applicable NYSE Amex listing standards. Mr. Gibson is the Chair of the Nominating and Corporate Governance Committee. In accordance with applicable NYSE Amex listing standards, director nominations must be either selected, or recommended for the Board’s selection, by a nominating committee comprised solely of independent directors. Notwithstanding, NYSE Amex listing standards provide for a limited exception in circumstances in which a nominating committee is comprised of at least three members, where the non-independent director is not a current officer or employee or an immediate family member of such person and when it is determined that such non-independent director’s membership on the committee is in the company’s best interests and in the best interests of the company’s shareholders. As previously disclosed, Mr. McPartland, a member of the Nominating and Corporate Governance Committee, was not considered an independent director in accordance with NYSE Amex listing standards during 2008. Consequently, we relied on the foregoing exception for purposes of selecting, or recommending for the Board’s selection, director nominees. We believed that as a result of his service as Chairman of our Board from 1994 to 2006, Mr. McPartland’s extensive knowledge of our business was essential to the ability of the Nominating and Corporate Governance Committee to fulfill its obligations. Mr. McPartland remained as a member of the Nominating and Corporate Governance Committee through May 4, 2008, at which time the limited exemption was no longer available, and Mr. McPartland resigned from the committee. Effective January 1, 2009, Mr. McPartland was considered an independent director in accordance with NYSE Amex listing standards, and was reappointed to the Nominating and Corporate Governance Committee on February 4, 2009.

The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on the Investor Relations page of our website located at www.banks.com. In accordance with its charter, the Nominating and Corporate Governance Committee is responsible for identification of qualified candidates to become members of our Board; the selection of nominees for election as directors at the next annual shareholders meeting or to fill any vacancies on our Board; the development and recommendation to our Board of a set of corporate governance guidelines; and oversight of the evaluation of our Board. In addition to the powers and responsibilities expressly delegated to the Nominating and Corporate Governance Committee in its charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with our Company’s Bylaws.

The Nominating and Corporate Governance Committee met three times during fiscal 2008. During the year, overall attendance by incumbent Nominating and Corporate Governance Committee members averaged 100% at meetings of the Nominating and Corporate Governance Committee.

Director Nomination Process

In accordance with the criteria for selection set forth in its charter, the Nominating and Corporate Governance Committee considers a number of factors when reviewing potential director nominees. Such factors include, but are not limited to the following: nominees must demonstrate high personal and professional ethics, integrity and values; nominees must have the ability to exercise sound business judgment; nominees must be accomplished in their respective field, including broad experience at the executive and/or policy making levels, an ability to offer advice and guidance based on relevant expertise and experience; nominees must be able to represent all of our shareholders and be committed to enhancing long-term shareholder value; and nominees must allow sufficient time to devote to Board activities and to enhance his or her knowledge of our business.

In addition to the individual qualifications of director nominees, the Nominating and Corporate Governance Committee must also consider independence and other Audit Committee requirements imposed by applicable NYSE Amex listing standards and SEC rules. The Nominating and Corporate Governance Committee must therefore ensure that at least fifty percent of the members of the Board are “independent” in accordance with applicable NYSE Amex listing standards and that at least one independent director has the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable SEC rules. In its efforts to create a diverse governing body, our Nominating and Corporate Governance Committee also believes that at least one or more of the directors should be an active or former executive officer of a public or private company or a leader of a major complex organization.

During the course of its review of potential director nominees, the Nominating and Corporate Governance Committee may confer, as appropriate, with the Chairman of our Board. Once selected, the Nominating and Corporate Governance Committee will recommend to our Board nominees for election at either an annual shareholders meeting or to fill any vacancies on our Board. Following such recommendation, our Board determines which candidates are nominated or elected to fill a vacancy.

In selecting director nominees, our Board may also consider nominations from our shareholders. Any such director nominations, together with appropriate biographical information and background material, should be submitted by the shareholder to Mark A. Schwerin., Secretary, c/o Banks.com, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108. All nominations submitted by shareholders should be delivered in the time frame set forth under the section heading “Deadline for the Submission of Shareholder Proposals for the 2010 Annual Meeting.” Assuming that the appropriate information is provided on a timely basis, the Nominating and Corporate Governance Committee will subject director nominees submitted by shareholders to the same review process as director nominees submitted from other sources such as other members of our Board or executive management.

Communications Between Shareholders and Members of Our Board

Shareholders wishing to formally communicate with our Board should direct communications to Mark A. Schwerin, Secretary, c/o Banks.com, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108. All communications should be made in writing and identify the intended recipient. The Secretary will facilitate these communications by forwarding all correspondence related to our business to the respective directors.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended except to the extent we specifically incorporate this Report by reference therein.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008, with management and the independent auditors. These reviews included discussion with the independent auditors of matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the independent auditors the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with the auditor’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Charles K. Dargan II, Chair

Lawrence J. Gibson

Frank J. McPartland

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:

Name	Age	Position	Since
Daniel M. O’Donnell	51	President, Chief Executive Officer and Chairman of the Board of Directors	2004
Steven L. Ernst	41	Chief Technology Officer	2004

Daniel M. O’Donnell has served as our President and Chief Executive Officer and as a director since 2004 and has served as Chairman of our Board since May 2006. From 2002 to 2004, Mr. O’Donnell served as the President and Chief Executive Officer of Corporate Consulting Services, Inc. (now InterSearch Corporate Services, Inc.). From 2003 to 2004, Mr. O’Donnell also served as the President and Chief Executive Officer of Walnut Ventures, Inc. From December 1992 until January 2002, Mr. O’Donnell served as the President of Global Financial Services, Inc. Mr. O’Donnell attended Manhattan College in Riverdale, New York.

Steven Ernst has served as one of our executive officers since 2004 and currently serves as our Chief Technology Officer. From October 2002 to March 2003, Mr. Ernst served as a Senior Consultant for Advisor Software. Mr. Ernst served as Chief Technology Officer for MiFund, Inc. from March 2001 to October 2002. From January 2000 to March 2001, Mr. Ernst served as Chief Technology Officer for iCard Systems, Inc. From June 1996 to January 2000, Mr. Ernst served as a Senior Consultant for iGate Capital. Mr. Ernst received his B.S. degree in Computer Science from the University of Nebraska.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for each of our named executive officers during the years ended December 31, 2006, 2007, and 2008: (i) the dollar value of base salary and bonus earned during each year; (ii) for awards of stock and awards of options, the dollar amount recognized for financial statement reporting purposes with respect to each year, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments” (“SFAS 123(R)”); (iii) the dollar value of earnings for services pursuant to awards granted during each year under non-equity incentive plans; (iv) the non-qualified deferred compensation earnings during each year; (v) all other compensation for each years; and, finally, (vi) the dollar value of total compensation for each year.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)		Option Awards ($)(f)		Non-Equity Incentive Plan Compensation ($)(g)	Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)		Total ($)(j)
Daniel M. O’Donnell	2008	$238,542	—	—		—		—	—	$9,200	(3)	$247,742
President and Chief Executive Officer	2007	$275,000	$130,000	—		—		—	—	$9,000	(3)	$414,000
	2006	$225,000	$190,000	—		—		—	—	—		$415,000

Gary W. Bogatay, Jr. (2)	2008	$172,579	$62,500	—		—		—	—	$9,200	(3)	$244,279
Chief Financial Officer	2007	$200,000	$88,000	$306,000	(1)(4)	$397,665	(1)(5)	—	—	$209,000	(3)(4)	$1,200,665
	2006	$168,273	$122,500	—		$81,907	(1)(5)	—	—	—		$372,680

Steven L. Ernst	2008	$191,562	—	—		—		—	—	$8,463	(3)	$200,025
Chief Technology Officer	2007	$182,500	$41,900	—		—		—	—	$8,981	(3)	$233,381
	2006	$175,000	$55,125	—		—		—	—	—		$230,125

Robert Hoult(6)	2008	$97,692	—	—		—		—	—	$5,308	(3)	$103,000
Executive Vice President of Revenue Development	2007	$200,000	$59,000	—		—		—	—	$9,000	(3)	$268,000
	2006	$175,000	$95,000	—		—		—	—	—		$270,000

(1)	Amounts calculated utilizing the provisions of the SFAS 123(R). The assumptions used in calculating these amounts are incorporated herein by reference to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Mr. Bogatay’s home is in Pittsburgh, Pennsylvania. Mr. Bogatay periodically commuted to San Francisco, California (our principal executive office). A significant portion of Mr. Bogatay’s time was spent traveling on company business and we would incur business travel expense regardless of the location of Mr. Bogatay’s home. We reimbursed Mr. Bogatay for travel, meals and lodging when he was in San Francisco, California. This arrangement was reviewed periodically by the Compensation Committee for cost efficiency and business logic. The reimbursements for Mr. Bogatay’s travel, meals and lodging expenses are not included in compensation. Mr. Bogatay resigned his position with the Company effective October 15, 2008. In consideration for Mr. Bogatay’s assistance to the Company in ensuring a smooth transition of his duties, Mr. Bogatay received a one-time cash bonus payment of $62,500.

(3)	In 2007, each named executive officer was eligible to receive a 401k match up to $9,000. In 2008, each named executive officer was eligible to receive up to $9,200 of 401k match.

(4)	Represents a stock award and a tax gross-up of $200,000 for any income tax resulting from the issuance of the stock award to Mr. Bogatay identified in Column (e) and more fully described below, plus any taxes imposed on such amount. The tax gross-up represents monies paid on behalf of Mr. Bogatay. When Mr. Bogatay resigned his employment with the Company on October 15, 2008, the stock award identified in column (e) was canceled in accordance with restrictions contained in the related stock award agreements. Consequently, the tax gross-up amount was reversed.

(5)	On May 15, 2006, we granted an equity compensation award to Gary W. Bogatay, Jr. in the form of an incentive stock option to purchase 125,000 shares of our Common Stock at an exercise price of $1.60. On February 22, 2007, we granted an equity compensation award to Gary W. Bogatay, Jr. in the form of an incentive stock option to purchase 250,000 shares of our Common Stock at an exercise price of $3.10.

(6)	Mr. Hoult resigned his position with the Company effective June 1, 2008.

Employment Agreements

Daniel M. O’Donnell. On February 22, 2007, we entered into a new employment agreement with Mr. O’Donnell (the “O’Donnell Agreement”). Under the terms of the O’Donnell Agreement, Mr. O’Donnell is entitled to a base salary of at least $275,000, retroactive to January 1, 2007. However, in 2008, Mr. O’Donnell voluntarily agreed to temporarily reduce his base salary below the minimum guaranteed under his employment agreement. Mr. O’Donnell’s salary was reduced by approximately 22% while the salaries of other management personnel were reduced by approximately 11%. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as the other executive officers of the company. The O’Donnell Agreement provides that, if Mr. O’Donnell’s employment is terminated without cause, by death or by disability (at our discretion) he, or his estate, will be entitled to receive as severance benefits, the cash equivalent of one year’s total cash compensation, less applicable withholdings, continuation of benefits for approximately twelve months following termination, and accelerated vesting of all unvested stock options and any other equity awards. In the event of termination for cause, Mr. O’Donnell will receive the cash equivalent of two week’s annual base salary.

Gary W. Bogatay, Jr. On February 22, 2007, we entered into a new employment agreement with Mr. Bogatay (the “Bogatay Agreement”). Under the terms of the Bogatay Agreement, Mr. Bogatay is entitled to a base salary of at least $200,000, retroactive to January 1, 2007. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as the other executive officers of the company. The agreement provides that, if Mr. Bogatay’s employment is terminated without cause, by death or by disability (at our discretion) he, or his estate, will be entitled to receive as severance benefits, the cash equivalent of one year’s total cash compensation, less applicable withholdings, continuation of benefits for approximately twelve months following termination, and accelerated vesting of all unvested stock options and any other equity awards. In the event of termination for cause, Mr. Bogatay will receive the cash equivalent of two week’s annual base salary. Mr. Bogatay resigned his employment with the Company effective October 15, 2008.

Steven L. Ernst. On December 10, 2004, we entered into an employment agreement with Mr. Ernst, our Chief Technology Officer. This agreement had an initial term of one year, and automatically renews for successive one-year terms unless terminated earlier by either party or until either party provides the other with notice of nonrenewal at least 30 days prior to the expiration of any term. Under the terms of the agreement, Mr. Ernst is entitled to a base salary of at least $165,000. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as our other executive officers. The agreement provides that, if Mr. Ernst’s employment is terminated due to death or disability prior to the end of his first year of employment, he will be entitled to an amount equal to four weeks of his base salary. In the event that we terminate Mr. Ernst’s employment for cause, he will be entitled to an amount equal to two weeks of his base salary. If we terminate Mr. Ernst’s employment for any other reason (other than due to death or disability or for cause), he will be entitled to receive as severance benefits, for a period of one year from the date of his termination, his base salary as well as any benefits for which he is eligible and which he is receiving on the date of his termination, including any pension, life insurance, health insurance and other employee benefit plans. If Mr. Ernst chose to terminate his employment prior to the end of his first year of employment, all payments to him pursuant to the agreement would have ceased and terminated immediately.

Robert E. Hoult. On December 10, 2004, we entered into an employment agreement with Mr. Robert E. Hoult, our Executive Vice President of Business Development and Acquisitions. This agreement has an initial term of one year, and automatically renews for successive one-year terms unless terminated earlier by either party or until either party provides the other with notice of nonrenewal at least 30 days prior to the expiration of any term. Under the terms of the agreement, Mr. Hoult is entitled to a base salary of at least $165,000. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as our other executive officers. The agreement provides that, if Mr. Hoult’s employment is terminated due to death or disability prior to the end of his first year of employment, he will be entitled to an amount equal to four weeks of his base salary. In the event that we terminate Mr. Hoult’s employment for cause, he will be entitled to an amount equal to two weeks of his base salary. If we terminate Mr. Hoult’s employment for any other reason (other than due to death or disability or for cause), he will be entitled to receive as severance benefits, for a period of one year from the date of his termination, his base salary as well as any benefits for which he is eligible and which he is receiving on the date of his termination, including any pension, life insurance, health insurance and other employee benefit plans. If Mr. Hoult chose to terminate his employment prior to the end of his first year of employment, all payments to him pursuant to the agreement would have ceased and terminated immediately. Mr. Hoult resigned his employment with the Company effective June 1, 2008.

Equity Compensation Awards

On August 31, 2005, we granted an equity compensation award to Gary W. Bogatay, Jr. in the form of an incentive stock option to purchase 43,750 shares of our Common Stock at an exercise price of $1.02, subject to the terms and conditions of our 2004 Equity Incentive Plan, and which shall vest according our standard vesting schedule (4 years). On May 15, 2006, as an incentive to assist us in obtaining a listing on the American Stock Exchange, this award was amended to provide for accelerated vesting of the unvested portion of the option 90 days following such listing. We became a listed company on the American Stock Exchange on October 13, 2006.

On May 15, 2006, we granted an equity compensation award to Gary W. Bogatay, Jr. in the form of an incentive stock option to purchase 125,000 shares of our Common Stock at an exercise price of $1.60, subject to the terms and conditions of our 2005 Equity Incentive Plan, and which shall vest according to our standard vesting schedule (4 years).

On February 22, 2007, we granted an equity compensation award to Gary W. Bogatay, Jr. in the form of an incentive stock option to purchase 250,000 shares of our Common Stock at an exercise price of $3.10, subject to the terms and conditions of our 2005 Equity Incentive Plan, and which shall vest according to our standard vesting schedule (4 years).

Bonus Awards

Amounts included in column (d) in the Summary Compensation Table represent amounts paid to each of the Named Executive Officers in accordance with our structured employee bonus program. Amounts awarded under the bonus program are a function of our financial and overall business performance as well as the employee’s contribution to that performance.

Under our structured employee bonus program, if the financial and overall business performance and the Named Executive Officer’s contributions to such performance exceed the communicated objective, the resulting award may vary from the target incentive percentage. Under the bonus program, a Named Executive Officer is eligible to receive amounts in excess of the communicated target incentive percentage. Alternatively, a Named Executive Officer may not receive any actual payout even if the financial and overall business performance objectives are met. At the discretion of the Board of Directors, a Named Executive Officer may receive an actual payout even if the financial and overall business performance objectives are not met. In 2008, Mr. Bogatay received a one-time cash bonus payment of $62,500 in consideration for his assistance to the Company in ensuring a smooth transition of his duties. Regular bonuses under our employee bonus program were suspended for 2008 due to losses sustained by the Company.

Stock Awards

On February 14, 2008, in consideration for Gary W. Bogatay, Jr.’s significant contributions to the Company during Fiscal Year 2007, we issued 150,000 shares of our Common Stock to Mr. Bogatay (the “Company Shares”). On October 15, 2008, when Gary W. Bogatay, Jr. resigned his employment with the Company, the aforementioned transaction was canceled in accordance with restrictions contained in the related stock award agreement. Therefore, the Company Shares were returned to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding stock option awards held by our named executive officers at December 31, 2008, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Daniel M. O’Donnell	—	—	—	—	—	—	—	—	—

Gary W. Bogatay, Jr.	43,750	—	—	$1.02	01/15/2009	—	—	—	—
	70,312	—	—	$1.60	01/15/2009	—	—	—	—
	93,750	—	—	$3.10	01/15/2009	—	—	—	—

Steven L. Ernst	—	—	—	—	—	—	—	—	—

Robert Hoult	—	—	—	—	—	—	—	—	—

(1)	Stock options become exercisable in four equal installments, twenty-five percent of which vest one year from the grant date and the remainder of which vest quarterly thereafter.

(2)	Stock options expire three months after termination of employment.

Termination and Change in Control Provisions

For description of the material terms of the employment agreements with our named executive officers, including information regarding termination/severance payments, see narrative disclosure following Summary Compensation Table titled “Employment Agreements.”

Director Compensation

The following table sets forth information regarding the compensation received by each of our directors during the year ended December 31, 2008;

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)	Option Awards ($)(1)(4)(d)		Non-Equity Incentive Plan Compensation ($)(e)	Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)		Total ($)(h)
Frank J. McPartland	$36,333	—	$13,464	(3)	—	—	$37,500	(2)	$87,297

Lawrence J. Gibson	$44,000	—	$13,464	(3)	—	—	—		$57,464

Charles K. Dargan, II(3)	$44,000	—	$13,464	(3)	—	—	—		$57,464

(1)	Amounts calculated utilizing the provisions of the SFAS 123(R). The assumptions used in calculating these amounts are incorporated herein by reference to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Pursuant to our consulting agreement with GP Strategic, which terminated in 2008, we paid Mr. McPartland $37,500 in fees for services rendered not in connection with Mr. McPartland’s duties as a member of our Board.

(3)	Pursuant to our 2005 Equity Compensation Plan, Mr. Dargan, Mr. Gibson, and Mr. McPartland each received an automatic equity compensation award in the form of a non-qualified stock option to purchase 45,000 shares of our Common Stock at an exercise price of $0.41 per share following our annual shareholder’s meeting in 2008.

(4)	As of December 31, 2008, each director had outstanding stock option awards to purchase the following number of shares of our Common Stock: (i) Mr. McPartland, 165,000, (ii) Mr. Gibson, 165,000, and (iii) Mr. Dargan, 150,000.

Cash Compensation

During fiscal 2008, we paid an annual retainer ranging from $12,500 to $20,000, along with a fee for serving as a committee chair of $8,000 to $8,500 or $4,000 to $4,250 for serving on one or more committees of the Board, plus a meeting fee of $500 to $2000 for each meeting attended in person or by phone and reimbursement of reasonable expenses incurred in attending Board meetings. No director who is an employee received separate compensation for services rendered as a director.

Equity Compensation

Our directors are eligible to participate in our 2005 Equity Incentive Plan and are eligible to receive stock options granted under our 2005 Equity Incentive Plan. Upon appointment as a member of our Board, each director automatically receives a Non-Qualified Stock Option to purchase 60,000 shares of our Common Stock, of which fifty percent is immediately vested and fifty percent shall vest on the first anniversary of the grant date. On the day following our annual meeting of shareholders each year, each active board member received an annual grant of options to purchase 45,000 shares of our Common Stock, which will vest in 12 equal monthly installments beginning 30 days after the grant date. Options granted to our non-employee directors will have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table gives information about our common stock that may be issued upon the exercise of stock options and other rights under all of our existing equity compensation plans as of December 31, 2008, including our 2004 Equity Incentive Plan, as amended (the “2004”) and our 2005 Equity Incentive Plan, as amended (the “2005 Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	2,527,343	$1.06	522,894
Equity compensation plans not approved by security holders	—	—	—
Total	2,527,343	$1.06	522,894

(1)	Represents shares of our common stock issuable pursuant to our 2004 Plan and 2005 Plan. The 2004 Plan was originally adopted by our Board of Directors in October 2004 and was approved by our shareholders in November 2004. Our Board of Directors terminated the 2004 Plan and replaced it with the 2005 Plan as of December 16, 2005. This termination did not affect any outstanding stock options under the 2004 Plan, and all such stock options continue to remain outstanding and are governed by the 2004 Plan. The 744,124 shares available for issuance under the 2004 Plan as of December 16, 2005 and those shares of common stock originally granted under the 2004 Plan that are forfeited and become available for new grants under the terms of the 2004 Plan were transferred to and will become issuable under the 2005 Plan. As of December 31, 2008, there were stock options outstanding to purchase 188,281 shares of our common stock under the 2004 Plan at a weighted average exercise price of $0.45 per share. No shares of common stock are available for future issuance under the 2004 Plan.

(2)	The 2005 Plan was originally adopted by our Board of Directors in December 2005 and was approved by our shareholders in February 2006. Our Board of Directors adopted amendments to the 2005 Plan in December 2005 (“Amendment No. 1”), July 2006 (“Amendment No. 2”), February 2007 (“Amendment No. 3”), April 2007 (“Amendment No. 4”), September 2007 (“Amendment No. 5”), October 2007 (Amendment No. 6). Amendment No. 1 was approved by our shareholders in June 2006. Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6 did not require the approval of our shareholders. In October 2007, the Board also approved an increase to the number of shares of common stock available for issuance under the 2005 Plan from 1,744,124 to 2,544,124 (the “Plan Increase”). The Plan Increase was approved by our shareholders in November 2007. As a result of the numerous amendments to the 2005 Plan, the Board approved the Amended and Restated 2005 Equity Incentive Plan (the “Amended and Restated 2005 Plan”) which incorporates (i) the terms and conditions of the 2005 Plan, as amended and (ii) the Plan Increase. As of December 31, 2008, there were stock options outstanding to purchase 2,339,062 shares of our common stock under the Amended and Restated 2005 Plan at a weighted average exercise price of $1.11 per share. As of January 1, 2008, there were 1,184,456 shares of our common stock available for issuance under the Amended and Restated 2005 Plan. As of December 31, 2008, there were 522,894 shares of our common stock available for issuance under the Amended and Restated 2005 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following reportable transactions occurred during the last two completed fiscal years, or were in process at the end of the last fiscal year:

On January 6, 2009, the Company issued to Daniel M. O’Donnell, the Company’s President and Chief Executive Officer and the Chairman of the Board of Directors of the Company, and certain of his affiliates (the “Investors”) 3,000,000 shares of Series C Preferred Stock for an aggregate purchase price of $300,000 or $0.10 per Share. The Lenders (as defined below) agreed that the foregoing investment in the Series C Preferred Stock satisfied the terms and conditions of a waiver granted to the Company by the Lenders on November 21, 2008, pursuant to which the Lenders consented to and waived certain events of default under the Investment Agreement between the Company and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership, and Harbert Mezzanine Partners II SBIC, L.P. (collectively, the “Lenders”), dated July 21, 2006, as amended, pursuant to which the Company issued $7,000,000 of its 13.50% Senior Subordinated Notes. Additional information regarding the waiver can be found in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 25, 2008.

Each share of the Series C Preferred Stock is entitled to one vote per share and will vote together with the Company’s Common Stock, and not as a separate class, except as otherwise required by law and except that:

•

The Series C Preferred Stock as a class is entitled to elect one member of the Company’s Board of Directors if Daniel M. O’Donnell is not serving as a director of the Company or as its Chief Executive Officer; and

•

So long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the written consent of the holders of at least 75% of the outstanding shares of Series C Preferred Stock, either directly or indirectly (by amendment, merger, consolidation, or otherwise): create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series C Preferred Stock, or increase the authorized number of shares of Series C Preferred Stock, or increase or decrease the size of the Board of Directors, except to set the number of members of the Board of Directors at five.

The number of authorized shares of Common Stock may be increased or decreased with the approval of a majority of the Company’s Series C Preferred Stock and Common Stock, voting together as a single class, and without a separate class vote by the Common Stock.

Each share of the Series C Preferred Stock is entitled to receive a 10% annual cumulative dividend, compounded annually. These dividends will be payable only upon a liquidation or redemption. For any other dividends or distributions, the Series C Preferred Stock will participate with the Common Stock.

In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid first to the holders of the Series C Preferred Stock in an amount equal to the original purchase price of each share of Series C Preferred Stock plus any accrued dividends on each share of Series C Preferred Stock. Thereafter, the Series C Preferred Stock will participate with the Common Stock on an as-converted basis.

The Series C Preferred Stock is convertible, at any time at the option of the holders of such shares, into shares of Common Stock on a 3:1 ratio, subject to adjustments for any stock dividends, splits, combinations and similar events.

Holders of the Series C Preferred have a pro rata right, based on their percentage equity ownership in the Company (assuming the conversion of all outstanding Preferred Stock into Common Stock and the exercise of all options outstanding under the Company’s stock plans), to participate in subsequent issuances of equity securities of the Company.

Kimberly O’Donnell, the spouse of Daniel M. O’Donnell, our President and Chief Executive Officer and Chairman of our Board, was employed by us during fiscal years 2007 and 2008 as Executive Vice President of Human Resources and President of InterSearch Corporate Services, Inc. and received annual compensation of approximately $161,460 and $123,249 in fiscal 2007 and fiscal 2008, respectively. Total compensation paid to Mrs. O’Donnell during fiscal 2007 and fiscal 2008 are made up of base salary, bonus, and commission payments. We expect Mrs. O’Donnell to continue to provide services for us in the capacity as Executive Vice President of Human Resources and President of InterSearch Corporate Services, Inc. The Audit Committee ratified the compensation arrangement with Mrs. O’Donnell and continues to monitor this arrangement consistent with our policy regarding approvals of transactions with related persons.

On May 10, 2007, our Board approved the repurchase of up to 625,000 shares of our issued and outstanding common stock at a maximum price of $1.20 per share from certain executive officers. The repurchases were made for the purpose of taking advantage of our cash position to maximize long-term value for our shareholders. On May 18, 2007, we repurchased (i) 175,000 shares of our issued and outstanding common stock at a price of $1.20 from Robert Hoult, our Executive Vice President, Revenue Development, (ii) 250,000 shares of our issued and outstanding common stock at a price of $1.20 from Steven Ernst, our Executive Vice President of Enterprise Architecture and (iii) 200,000 shares of our issued and outstanding common stock at a price of $1.20 from Andrew Keery, our former Executive Vice President of Product Development. The aggregate purchase price for the shares repurchased from Mr. Hoult, Mr. Ernst and Mr. Keery was $750,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities (together, “Reporting Persons”), to report their initial ownership and any subsequent changes in their ownership to the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all such reports they file. Based solely on our review of such reports and written representations from certain Reporting Persons that no other reports were required, to our knowledge we believe that all Reporting Persons timely complied with all applicable Section 16(a) filing requirements, except as noted below.

Form 4

Gary W. Bogatay, Jr., an executive officer, did not timely file a Form 4 relating to the transfer of 150,000 shares of Common Stock to two other executive officers on October 15, 2008. Mr. Bogatay subsequently filed a Form 4 reporting the transaction on February 27, 2009.

Daniel M. O’Donnell, an executive officer, did not timely file a Form 4 relating to the transfer of 100,000 shares of Common Stock from another executive officer on October 15, 2008. Mr. O’Donnell subsequently filed a Form 4 reporting the transaction on February 27, 2009.

Steven L. Ernst, an executive officer, did not timely file a Form 4 relating to the transfer of 50,000 shares of Common Stock from another executive officer on October 15, 2008. Mr. Ernst subsequently filed a Form 4 reporting the transaction on February 27, 2009.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, our Board has selected Hacker Johnson & Smith P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Hacker Johnson & Smith P.A. has served as our independent registered public accounting firm since the fiscal year ended December 31, 2004. A representative of Hacker Johnson & Smith P.A. is expected to be present at the Annual Meeting and given the opportunity to make a statement if he or she desires and to respond to any appropriate questions.

Although it is not required to do so, our Board is submitting the appointment of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting in order to ascertain the view of the shareholders regarding such appointment. In the event ratification of this appointment of independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, our Board will review its future appointment of auditors.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HACKER JOHNSON & SMITH P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees for professional audit services rendered by Hacker Johnson & Smith P.A. for audit of our annual financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services provided by Hacker Johnson & Smith P.A. for the years ended December 31, 2008 and 2007:

	Years Ended December 31,
	2008	2007
Audit Fees	$131,000	$122,000
Audit-Related Fees	—	—
Tax Fees	43,000	24,800
All Other Fees	5,000	—
Total Fees Paid	$179,000	$146,800

Audit Fees

Audit Fees consist of fees for the annual audit of our financial statements and review of our quarterly financial statements.

Audit-Related Fees

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisory and tax planning.

All Other Fees

All Other Fees consist of fees for services other than the services reported above, including aggregate fees for services related to our acquisitions, registrations and compliance with Sarbanes-Oxley.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services provided by Hacker Johnson & Smith P.A. Therefore, all services described above were pre-approved by the Audit Committee.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval for audit and non-audit related services in connection with our periodic reports is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pre-approval for all other services, including services related to registrations and acquisitions is generally provided on a case-by case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

OTHER MATTERS

Our Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the accompanying proxy will have the discretion to vote on such matters in accordance with their best judgment.

DEADLINE FOR THE SUBMISSION OF SHAREHOLDER PROPOSALS

FOR THE 2010 ANNUAL SHAREHOLDERS MEETING

All shareholder proposals must be in writing and comply with SEC rules regarding the inclusion of shareholder proposals in proxy materials. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2010 annual shareholders’ meeting (the “2010 Annual Meeting”), the proposal must be delivered to Mark A. Schwerin, Secretary, c/o Banks.com, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108 no later than December 31, 2009, or 120 days before April 30, 2010. Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by us after December 31, 2009 and the proposal will not be brought before the meeting. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials. To ensure prompt receipt by us, proposals should be sent certified mail, return receipt requested.

Notice to us of a shareholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if received by us after March 16, 2010, or 45 days before April 30, 2010. The proxy solicited by the Board for the 2010 Annual Meeting will confer discretionary authority on the persons named in such proxy to vote on any shareholder proposal presented at that meeting, which was not timely submitted to us.

OTHER INFORMATION

The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

ANNUAL REPORT

This proxy statement and the accompanying proxy card, together with a copy of our 2008 Annual Report, is being mailed to our shareholders on or about April 30, 2009. Additional copies will be provided without charge upon written request to Mark A. Schwerin, Secretary, c/o Banks.com, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108. Our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC at www.sec.gov is included in our 2008 Annual Report. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above.

By Order of the Board of Directors

Daniel M. O’Donnell

President, Chief Executive Officer, and Chairman of the Board of Directors

April 30, 2009

BANKS.COM, INC. 222 KEARNY STREET SUITE 550 SAN FRANCISCO, CA 94108

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Banks.com, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Banks.com, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M14569-P81263	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BANKS.COM, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
			☐	☐	☐
Vote On Directors
1.	ELECTION OF DIRECTORS
Nominees:
(01) Daniel M. O’Donnell
(02) Frank J. McPartland
(03) Lawrence J. Gibson
(04) Charles K. Dargan II
(05) Steven L. Ernst

Vote On Proposal								For	Against	Abstain
2.	Proposal to ratify and approve the appointment of Hacker Johnson & Smith P.A., as Banks.com, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009.							☐	☐	☐
3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M14570-P81263

BANKS.COM, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

JUNE 4, 2009

The shareholder(s) hereby appoint(s) Daniel M. O’Donnell, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Banks.com, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. PDT on June 4, 2009, at the principal executive office of Banks.com, Inc. located at 222 Kearny Street, Suite 550, San Francisco, California, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED

REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE